
                                             Three Months Ended                      Six Months Ended
                                                  June 30,                               June 30,
                                          1999                1998               1999                1998
                                -------------------------------------------------------------------------------

Weighted average shares
   outstanding during the                 4,672               4,506              4,672              4,489
   period

Assumed exercise of options                   3                   -                  2                  -
   less assumed acquisition of
   shares
                                ===============================================================================
Total                                     4,675               4,506              4,674              4,489
                                ===============================================================================


Net income (loss) used in         $         185       $      (3,229)     $         211      $      (4,436)
   computation
                                ===============================================================================

Income (loss) per common share    $         .04       $        (.72)     $         .05      $        (.99)
                                ===============================================================================
